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                                                                     EXHIBIT 1


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of July 1, 2000, by and between SELBRIDGE CORP. ("Selbridge"), a Delaware corporation, having an address c/o Brentway Management LLC, 44 South Bayles Avenue, Port Washington, New York 11050 and LEO S. ULLMAN ("Ullman", and together with Selbridge, collectively, "Seller"), an individual, having an address c/o Brentway Management LLC, 44 South Bayles Avenue, Port Washington, New York 11050, and THE POINT SHOPPING CENTER LLC, a Delaware limited liability company, having an address c/o Uni-Invest (U.S.A.), Ltd., 44 South Bayles Avenue, Port Washington, New York 11050 ("Buyer").


                              W I T N E S S E T H:

         A. WHEREAS, Seller is the owner of general and limited partnership interests (the "Partnership Interests") in The Point Associates, L.P., a Pennsylvania limited partnership (the "Partnership"), as more particularly described on Schedule A annexed hereto and hereby made a part hereof.

         B. WHEREAS, the Partnership owns the real property described on Exhibit A annexed hereto and hereby made a part hereof.

         C. WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller a portion of the Partnership Interests as more particularly described on Schedule A (such portion, the "Conveyed Interests"), upon the terms and conditions and for the purchase price hereinafter set forth.


         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

         SECTION 1.  Certain Definitions.

                  "Actions" mean any claims, actions, suits, proceedings or investigations, whether at law, in equity or in admiralty or before any court, arbitrator, arbitration panel or Governmental Authority.

                  "Affiliate" of a party means any Person which, directly or indirectly, controls, is controlled by or is under common control with, such party.

                  "Court Order" means any judgment, decree, injunction, order, decision, directive, regulation or ruling of any Governmental Authority that is binding on any Person or its property under Law.
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                  "Employees" means Gary Decker and Michael Rudy who are both currently employed by Seller to perform maintenance at the Property.

                  "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, municipal or local.

                  "Hazardous Substances" means, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to
Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), ss.6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. ss.7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq., (ix) any hazardous substance or material identified or regulated by or under any applicable provisions of the laws of the State of Pennsylvania; (x) asbestos or any asbestos containing materials; (xi) any radioactive material or substance; (xii) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes; and (xiii)any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Laws.

                  "Laws" mean laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

         "Lender" means Salomon Brothers Realty Corp., and its Affiliates, successors and assigns.

                  "Liabilities" mean debts, liabilities, obligations, guarantees, indemnities, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

                  "Licenses" means licenses, franchises, permits, certificates, certificates of occupancy, easements, rights and other authorizations issued by a Governmental Authority or any other Person.

                  "Mortgage" means that certain Open-ended Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of March, 1999 made by the Partnership to Lender's predecessor-in-interest, Greyfield Mortgage Corporation (together with the promissory note secured thereby).

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                  "Operating Agreements" mean any all reciprocal easement
agreements, development agreements, concession agreements, operating agreements, service agreements, maintenance agreements, supply agreements, and any other contracts and agreements affecting the Land and the Improvements.

                  "Person" means any natural person, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or government or Governmental Authority.

                  "Property" means: (a) that certain parcel of real property commonly known as The Point Shopping Center, Harrisburg, Pennsylvania, as more particularly described on Exhibit A annexed hereto and hereby made a part hereof (the "Land"), (b) the buildings, improvements, structures and fixtures located upon the Land (collectively, the "Improvements"), (c) all easements, rights of way, privileges, appurtenances, strips, gores and other rights pertaining to the Land and the Improvements, if any, including, without limitation, development rights, and all income therefrom, (d) any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Land or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Land and the Building by reasons of change of grade of any street occurring after the date of execution and delivery of this Agreement, (e) all Tenant Leases, (f) all Operating Agreements, (g) any Licenses (as that term is hereinafter defined) required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the Premises.

                  "Tenant Leases" mean all leases, subleases, lettings, and licenses affecting the Property.

                  "Tenants" mean the tenants, subtenants, licensees, and other parties under Tenant Leases.

         SECTION 2. Purchase and Sale. Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as that term is hereinafter defined), and Buyer hereby agrees to buy and accept on the Closing Date, the Conveyed Interests.

         SECTION 3. Purchase Price. The total consideration (the "Purchase Price") to be paid by Buyer for the Conveyed Interests shall be the sum of Two Million One Hundred Thousand Dollars ($2,100,000.00), payable by Buyer at the Closing (as that term is hereinafter defined), as adjusted by the prorations and credits specified in Section 7 of this Agreement, by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller. The Purchase Price shall be allocated among Selbridge and Ullman as set forth on Schedule A.

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         SECTION 4.  Title Matters.

                  (a) As a condition to Buyer's obligation to close hereunder,
(i) the Partnership shall have good, marketable, insurable title to the Property, subject only to the Permitted Encumbrances (as hereinafter defined), and (ii) in the event Buyer, in its sole discretion, elects to cause the Partnership (at the Closing) to purchase title insurance covering its fee interest in the Property, such title shall be insured by a reputable title insurance company, selected by Buyer, licensed in the State of Pennsylvania (the "Title Company"), by issuance of an ALTA owner's title insurance policy (the "Owner's Policy"), insuring the title of the Partnership in the Property, at its ordinary rates and without special premiums, and in the standard form issued by the Title Company in the State of Pennsylvania, without exception or reservations of any kind, including, without limitation, the standard pre-printed exceptions to the title policy, other than the Permitted Encumbrances (any such other exceptions or reservations, the "Non-Permitted Encumbrances").

                  (b) The term "Permitted Encumbrances" as used in this Agreement shall mean:

                           1. any state of facts shown on that certain survey of
the Property prepared by Robert L. Reed and dated November 4, 1998;

                           2. those matters specifically set forth on Exhibit B
annexed hereto and hereby made a part hereof;

                           3. all laws, ordinances, rules and regulations of the
United States, the State of Pennsylvania or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a "Governmental Authority"), as the same may now exist or may be hereafter modified, supplemented or promulgated, provided same to not prohibit the use of the Property as a shopping-center;

                           4. all presently existing and future liens of real
estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

                           5. all violations of laws, ordinances, orders,
requirements or regulations of any Governmental Authority, applicable to the Property whether or not noted in the records of or issued by, any Governmental Authority, existing on the Closing Date;

                           6. such matters as the Title Company shall be willing
to omit as exceptions to coverage with respect to the Owner's Policy issued by the Title Company on the Closing Date;

                           7. the Tenant Leases; and

                           8. the Operating Agreements.

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                  (c) If Buyer's commitment for a fee title policy (the "Title
Commitment") discloses judgments, bankruptcies or other returns against other Persons having names the same as or similar to that of the Partnership, Seller shall cause the Partnership, on the request of Buyer, to deliver to Buyer and the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against the Partnership. Seller shall cause the Partnership to deliver any customary affidavits required by the Title Company to eliminate exceptions other than the Permitted Encumbrances appearing in the Title Commitment.

                  (d) At the Closing, Seller shall cause to Partnership to deliver to each of Buyer and the Title Company an affidavit and/or indemnity (i) with respect to mechanic's liens certifying that there are no unpaid bills for services rendered or materials furnished to the Property, and (ii) sufficient to allow the Title Company to issue to Buyer, a "Fairway Endorsement" and a "Non-Imputation Endorsement", as applicable, in connection with the existing policy insuring the title of the Partnership in the Property, or a new Title Policy (in the event Buyer elects to purchase same).

         SECTION 5. Closing. The closing (the "Closing") of the sale and purchase contemplated herein shall occur at 5:00 p.m. on July 1, 2000 (the "Closing Date"), at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

         SECTION 6. Closing Deliveries and Closing Costs.

         6.1 Seller Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following items executed and acknowledged by Seller, as appropriate:

                  (a) duly executed counterparts of the Assignment and Assumption of Partnership Interests (the "Assignment and Assumption"), from both Selbridge and Ullman, in the forms of Exhibit C annexed hereto and hereby made a part hereof.

                  (b) all Consents and Licenses required in connection with the execution and delivery of this Agreement.

                  (c) Good and marketable title to the Conveyed Interests, free and clear of all liens and an affidavit and/or indemnity sufficient to allow the Title Company to issue to Buyer, a "Fairway Endorsement" and a "Non-Imputation Endorsement", as applicable, in connection with the existing policy insuring the title of the partnership in the Property, or a new Title Policy (in the event Buyer elects to purchase same).

                  (d) Evidence reasonably satisfactory to Buyer and the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

                  (e) a statement or agreement signed by a duly authorized officer, employee or agent of Lender, dated no more than thirty (30) days before the Closing: (i) stating the amount of the unpaid principal of the Mortgage, the

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date to which interest has been paid and the amounts, if any claimed to be unpaid for principal and interest, and itemizing the same, (ii) stating the nature and itemized balances (as of the Closing Date) of all escrows and reserves held by Lender in connection with the Mortgage, (iii) certifying that no defaults exist under the Mortgage, and (iv) consenting to the transactions contemplated by this Agreement.

                  (f) such other documents required by the terms of this Agreement or as may otherwise be reasonably necessary to consummate the transactions contemplated under this Agreement, taking into account the terms and conditions of this Agreement.

         6.2 Buyer Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following items executed and acknowledged by Buyer, as appropriate:

                  (a) payment of the Purchase Price, as adjusted, to be made in accordance with Section 3 above.

                  (b) the Assignment and Assumptions.

                  (c) such other documents as may be required under the terms of this Agreement or as may otherwise be reasonably necessary to consummate the transactions contemplated under this Agreement, taking into account the terms and conditions of this Agreement.

         6.3 Closing Costs. At the Closing, Seller and Buyer shall split the cost of all transfer taxes, if any, including transfer taxes of the Commonwealth of Pennsylvania and of the county in which the Property is located, payable in connection with the transaction contemplated hereby. Buyer shall pay (a) the title insurance premium for the Owner's Policy (to the extent it elects to purchase same), (b) the costs of any survey (or an update thereto), and (c) all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Buyer shall pay their respective legal, consulting, and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided.

         SECTION 7. Closing Adjustments. (a) The following shall be prorated, between Seller and Buyer as of 11:59 p.m. on the day preceding the Closing Date (on the basis of the actual number of days elapsed over the applicable period) and shall take into account the percentage of such revenues or expenses attributable to the Conveyed Interests:

                        (i) All real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated, with Seller paying its share of any installments due before the Closing Date and Buyer assuming the obligation to pay its share of any installments due after the Closing Date.

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                        (ii) Subject to Section 7(b) of this Agreement, all
fixed rent and regularly scheduled items of additional rent under the Tenant Leases, security deposits (except as hereinafter provided), and other tenant charges if, as and when received.

                        (iii) Expenses under the Operating Agreements.

                        (iv) Interest on the Mortgage.

                        (v) Charges and payments under Operating Agreements.

                        (vi) Fuel, if any, at Seller's cost therefor.

                        (vii) Any prepaid items, including, without limitation, license fees and annual permit and inspection fees.

                        (viii) Utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings.

                        (ix) Permitted administrative charges, if any, on Tenants' security deposits.

                        (x) Payroll, F.I.C.A., any accrued vacation and sick pay, any contributions to employee-medical or pension funds, any employee benefits, any employee-related taxes and any amounts payable to the Employees shall be prorated on an accrual basis. With respect to such Employee Costs, Seller shall be responsible for its share of all amounts due which accrue prior to the Closing Date and Buyer shall be responsible for its share of all amounts which accrue after the Closing Date.

                  (b) Rents under Tenant Leases which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall cause the Partnership to include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to cause the Partnership to litigate or declare a default in any Tenant Lease). Subject to the terms of the immediately succeeding sentence, to the extent rents are collected by or on behalf of Buyer (in its capacity as general partner of the Partnership) on or after the Closing Date, such payments shall be applied first toward to the rents that shall then be due and payable with respect to rents for months after the Closing, second to the rents for the month in which the Closing occurs, and third to any delinquent rents owed with respect to months prior to the Closing, with Seller's share thereof being promptly delivered to Seller by Buyer. If percentage rents are collected by or on behalf of Buyer (in its capacity as general partner of the Partnership) on or after the Closing Date, such percentage rents shall be allocated to the period to which they relate irrespective of the provisions of the immediately preceding sentence and appropriate portions thereof shall be applied to Buyer and Seller in proportion to the duration of such party's ownership of the Conveyed Interests during such period, with Seller's share thereof being promptly delivered to Seller by Buyer. Buyer may not allow the Partnership to waive any delinquent rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller, which right shall include the right to continue or commence legal actions or proceedings against any tenant; provided, however, that Seller shall not, following the Closing, commence legal actions or proceedings for collection of rents against any tenant while such tenant remains a tenant at the Property. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Tenant Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property at any time following the Closing Date, Seller shall retain all rights relating to its share thereof.

                  (c) At the Closing, Buyer shall reimburse Seller for its share of the amount of the aggregate balance, as of the Closing Date, of the escrows and reserves (established by Lender in connection with the Mortgage) described on Exhibit D annexed hereto and made a part hereof.

                  (d) At the Closing, Buyer shall reimburse Seller for its share of the amount of deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property, if any.

                  (e) At the Closing, Buyer shall reimburse Seller, or Seller shall deliver or allow Buyer a credit against the Purchase Price, as appropriate, in accordance with the various adjustments described on Exhibit E annexed hereto and hereby made a part hereof. In the event an adjustment set forth on Exhibit E is contemplated by another provision of this Section 7, the parties acknowledge that it is not their intent to require a duplication of any such adjustment. The purpose of Exhibit E is to clarify the manner in which the adjustments between the parties shall be accomplished and to set forth various additional adjustments not contemplated elsewhere in this Agreement.

                  (f) If any of the items described in this Section 7 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable.

                  (g) If the terms of the Partnership Agreement (as that term is hereinafter defined) provide for a method of distributions of income or an allocation of expenses to its partners in a manner other than a direct allocation accordingly to such partners' percentage interest in the Partnership, the foregoing apportionments shall be readjusted accordingly.

                  (h) If the Closing shall occur before a real estate or personal property tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed.

         SECTION 8. [Intentionally Omitted].

         SECTION 9. Representations, Warranties and Covenants.

         9.1 Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants to Buyer that, as of the date hereof:

                  (a) The Partnership is a limited partnership, duly organized, validly existing and in good-standing under the laws of the Commonwealth of Pennsylvania. The Partnership has all requisite power and authority to own, lease, and operate its assets and property and to conduct its business as now being conducted.

                  (b) Selbridge is a corporation, duly organized, validly existing and in good-standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to conduct its business as now being conducted.

                  (c) The Partnership engages in no business other than the ownership, maintenance and operation of the Property and has no direct or indirect ownership interests in any other Person and neither owns, leases nor has any tangible property other than the Property. The Partnership has not qualified to do business in any jurisdiction other than Pennsylvania and the character of the properties and assets owned by or leased to the Partnership and the nature of the business transacted by the Partnership does not require that the Partnership qualifies to do business in any jurisdiction other than Pennsylvania.

                  (d) Seller owns the Partnership Interests (including subscriptions and other rights to purchase or acquire any partnership interest of the Partnership). Seller has not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner all or any portion of the Conveyed Interests other than in connection with the Mortgage; there are no outstanding warrants, options, rights, agreements, calls or other commitments to which Seller is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire all or any portion of the Conveyed Interests; Seller owns the Conveyed Interests free and clear of any Liens, and, subject to the receipt of the Lender's consent, has the absolute right, power and capacity to sell, assign, convey, transfer and deliver the Conveyed Interests as contemplated by this Agreement, free and clear of any Liens; Seller has the full and unrestricted right, power and authority to admit (or to cause the Partnership to admit) Buyer as a partner of the Partnership pursuant to all the terms and conditions of the Partnership Agreement (as that term is hereinafter defined).

                  (e) Annexed hereto as Exhibit F are true and complete copies of (a) the Limited Partnership Agreement of the Partnership and all amendments thereto (the "Partnership Agreement") and (b) the Certificate of Limited Partnership. To the best Actual Knowledge of Seller, the same are in full force and effect and have not been modified, supplemented or amended, and there will be no amendments thereto prior to the Closing Date. Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary action. The sale of the Conveyed Interests by Seller to Buyer, the execution and delivery of this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or constitute a default under the Partnership Agreement, or a default under any Operating Agreement by which Seller or the Partnership is bound or to which the Property is subject, or would be a violation of any Laws or Court Orders applicable to Seller, the Partnership or the Property or (ii) require the consent of any other Person under any Operating Agreement by which the Partnership or any partner is bound or to which the Property is subject. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable law affecting creditors' rights generally and principles of equity, whether considered in a proceeding at law or in equity. Neither Seller nor the Partnership, require any consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the consent of the Lender.

                  (f) To the best Actual Knowledge of Seller, the Partnership has paid all Taxes due or assessed against it or the Property and has duly filed all Federal, State and local franchise, income and other tax returns required to be filed by it prior to the date hereof, has filed all franchise, income and other tax returns required (or which will be required) to be filed by it in respect of the fiscal year ending December 31, 1998, has obtained an extension (in accordance with the requirements of all applicable Governmental Authorities) with respect to all franchise, income and other tax returns required (or which will be required) to be filed by it in respect of the fiscal year ending December 31, 1999, and all Taxes due (whether or not reflected on such returns) with respect to the periods covered thereby have been paid. To the best Actual Knowledge of Seller, (i) neither Seller nor the Partnership has received from any authority any written notice of underpayment of any Taxes by the Partnership, (ii) no Actions relating to the tax liability of the Partnership, or Seller, is pending, (iii) the institution of any such Action is not contemplated by any authority, and (iv) neither Seller nor the Partnership has waived restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations with respect to taxation of the Partnership.

                  (g) To the best Actual Knowledge of Seller, except for the
Mortgage: (i) there are no deeds of trust and/or mortgages on the Property, and
(ii) the Partnership has not consented to the placement of any mortgages or deeds of trust on the Property. To the best Actual Knowledge of Seller, neither Seller nor the Partnership has received any written notice or other communication claiming that a default exists under any Mortgages presently affecting the Property, or any part thereof.

                  (h) To the best Actual Knowledge of Seller, neither Seller nor the Partnership has received written notice of any Actions (whether or not purportedly on behalf of the Partnership) pending or threatened against or affecting the Partnership which are not otherwise covered by insurance.

                  (i) Seller is not a party to, and to the best Actual Knowledge of Seller, is not subject to or bound by, any Court Order or Operating Agreement that could prevent the performance of all or any of the terms of this Agreement.

                  (j) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has taken all necessary actions to authorize and approve the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby. Provided Seller shall have received the consent of Lender to the transactions contemplated by this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or constitute a default under any agreement by which Seller is bound or to which the Property is subject, including, without limitation, the Mortgage, or a violation of any Laws or Court Orders applicable to Seller, the Partnership, or the Property.

                  (k) The Partnership is the owner of the Property. The Land and Improvements are free of any liens and encumbrances other than the Permitted Encumbrances.

                  (l) All of the Tenant Leases to which either the Partnership is a party (by assignment or otherwise) or is bound in existence on the date hereof have been delivered or made available to Buyer. The copies of the Tenant Leases that have been delivered or made available by Seller to Buyer are true, correct and complete. Exhibit G annexed hereto and hereby made a part hereof sets forth a list of all Tenant Leases to which either the Partnership is a party or is bound, and is true, complete and correct in all material respects. Except as set forth on Exhibit G, the Tenant Leases are in full force and effect. To the best actual knowledge of Seller, there are no parties in possession of the Property, except the Tenants and any subtenants disclosed in Exhibit G. Except as set forth in Exhibit G, all tenant improvements required under the Tenant Leases to be completed by the date hereof by the landlord thereunder have been completed and all tenant allowances required under the Tenant Leases to be paid in full as of the date hereof have been paid in full. Except as set forth on Exhibit G, to the best actual knowledge of Seller, there is no material uncured default under any Tenant Leases and the Partnership has not received from any Tenant any written notice claiming any default by the landlord under its Tenant Lease which default remains uncured. Neither the Partnership nor Seller has received written notice of any defense to, offsets, claims or disputes against rental payable or obligations under any Tenant Lease. To the best actual knowledge of Seller, no guarantor of any Tenant Lease has been released or discharged, voluntarily (involuntarily, or by operation of law) from any obligation related to such Tenant Lease except in accordance with the terms of such Tenant Lease.

                  (m) Annexed hereto as Exhibit H is a rent roll and security deposit schedule (the "Rent Roll") for all Tenant Leases in effect as of the date hereof. The Rent Roll is true, complete and correct in all material respects.

                  (n) All of the Operating Agreements to which either the Partnership is a party (by assignment or otherwise) or is bound in existence on the date hereof have been delivered or made available to Buyer. The copies of the Operating Agreements that have been delivered or made available by the Partnership to Buyer are true, correct and complete. Exhibit I annexed hereto and hereby made a part hereof sets forth a list of all Operating Agreements to which either the Partnership is a party or is bound, and is true, complete and correct in all material respects. Except as set forth on Exhibit I, the Operating Agreements are in full force and effect. Except as set forth on
Exhibit I, to the best actual knowledge of Seller, no material uncured default exists under any Operating Agreement.

                  (o) Except as set forth on Exhibit J annexed hereto and made a part hereof, there are no unpaid brokerage commissions due or, with the passage of time or the occurrence of an event, to be due, in connection with the current term of any Tenant Lease entered into by the Partnership.

                  (p) The Employees are the only employees of the Partnership, at the Property or otherwise. There are no union or employment contracts or agreements (written or oral) affecting the Property (including, without limitation, any such agreement relating to the Employees' employment at the Property).

                  (q) To the best Actual Knowledge of Seller, except for the
Mortgage: (i) there are no deeds of trust and/or mortgages on the Property, and
(ii) Seller has not consented to the placement of any mortgages or deeds of trust on the Property. The copies of the Mortgage that have been delivered or made available by Seller to Buyer are true, correct and complete, and have not been modified or amended. Seller has not received any written notice or other communication claiming that a default exists under the Mortgage and, to the best Actual Knowledge of Seller, no default exists under the Mortgage.

                  (r) To the best Actual Knowledge of Seller, the only consent needed by Seller in connection with the consummation of the transactions contemplated by this Agreement, is the consent of the Lender.

                      "Actual Knowledge" of Seller shall mean only the actual knowledge of Ullman and/or Brenda Walker (the "Designated Employees"), and shall not be construed to impose upon the Designated Employees any duty to investigate the matter to which such Actual Knowledge, or the absence thereof, pertains. Seller represents that the Designated Employees are those individuals who are most knowledgeable about the Property.

         9.2 GENERAL DISCLAIMER. THE SALE OF THE CONVEYED INTERESTS HEREUNDER IS AND WILL BE MADE ON AN "AS IS" ,"WHERE IS," AND "WITH ALL FAULTS" BASIS, AND EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE CONVEYED INTERESTS OR THE

PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY, THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PARTNERSHIP OR THE PROPERTY, OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE CONVEYED INTERESTS, THE PARTNERSHIP, OR THE PROPERTY OR ANY PART THEREOF. EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT, BUYER WILL ACQUIRE THE CONVEYED INTERESTS SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY (IN THE EVENT BUYER ELECTS TO PURCHASE SAME).

         9.3 Representations, Warranties and Covenants of Buyer.

                  (a) Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

                  (b) Buyer has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary action. The purchase of the Conveyed Interests by Buyer from Seller, the execution and delivery of this Agreement, the fulfillment of the terms set forth in this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or constitute a default under the organizational documents of Buyer, or a default under any contract by which Buyer is bound, or would be a violation of any Laws or Court Orders applicable to Buyer. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any Governmental Authority or Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 10. [Intentionally Omitted].

         SECTION 11. Conditions To Closing and Post-Closing Matters.

         11.1 Conditions of Buyer's Obligation to Close. (a) The obligations of Buyer to consummate the transactions contemplated by this Agreement are, at the option of Buyer, subject to the condition set forth below, which condition may be waived by Buyer without releasing or waiving of its rights hereunder:

                        (i) Buyer shall, at its sole cost and expense, have obtained a "fairness opinion", issued by Houlihan, Lokey, Howard & Zukin, in form and substance satisfactory to Buyer, in the exercise of its sole discretion, indicating that the transaction contemplated by this Agreement is fair, from a financial point of view.

                        (ii) Buyer shall, at its sole cost and expense, have obtained an appraisal of the Property prepared by St. Johns Realty Associates evidencing that the fair market value of the Conveyed Interests is at least equal to the Purchase Price.

                  (b) In the event that the condition contained in this Section
11.1 is not satisfied, Buyer shall have as its sole remedy hereunder the right to (i) waive such unsatisfied condition whereupon the transactions contemplated by this Agreement shall be consummated as provided in this Agreement, or (ii) terminate this Agreement, by notice to Seller. Upon the giving of such termination notice, this Agreement shall terminate and, except as otherwise set forth herein, neither party to this Agreement shall have any further rights or obligations hereunder.

         11.2 Buyer's Assumed Responsibilities. (a) Without limiting the generality of any other provision of this Agreement, from and after the Closing Date, Buyer specifically assumes the obligation to cause the Partnership to pay when due those brokerage commissions referenced on Exhibit J.

                  (b) Buyer agrees that, from and after the Closing, for such time as Buyer, in its sole discretion, elects, it shall cause the Partnership to retain the Employee to act in the capacity in which it currently serves.

                  (c) The provisions of this Section 11.2 shall survive the Closing.

         11.3 Seller's Post-Closing Obligation. (a) Seller shall use its commercially reasonable efforts to cause the Partnership to deliver to Buyer, within thirty (30) days after the Closing Date, a duly executed and delivered Estoppel Certificate, substantially in the form of Exhibit K annexed hereto and hereby made a part hereof, from Tenants under those Tenant Leases demising more than Five Thousand (5,000) net rentable square feet of space in the Improvements (the "Major Leases"). To the extent the Major Leases do not, in the aggregate, demise at least eighty-five (85%) of the total net, rentable square footage in the Improvements, Seller shall use its commercially reasonable efforts to cause the Partnership to deliver Estoppel Certificates from a sufficient number of additional Tenants so that Estoppel Certificates shall have been received with respect to at least eighty-five (85%) of the total net, rentable square footage in the Improvements.

         (b) The parties acknowledge that the Partnership has recently entered into a Tenant Lease (the "Giant Lease") with Giant Food Stores, Inc. ("Giant"). Pursuant to the terms of the Giant Lease, the commencement date thereunder shall not occur (and the premises leased to Giant thereunder (the "Giant Premises") shall not be delivered by the Partnership to Giant) until such time as the Partnership has completed certain construction and alterations to the Giant Premises (the "Landlord's Work"). Selbridge hereby absolutely, unconditionally and irrevocably guarantees to Purchaser that, during the period commencing on the date hereof and continuing until the earlier of (i) the date (the "Giant Commencement Date") the Partnership has completed the Landlord's Work, delivered to Giant (in accordance with the terms of the Giant Lease) the Giant Premises, and Giant has commenced paying rent (in accordance with the terms of the Giant Lease), and (ii) December 31, 2001, Purchaser shall receive, as its share of the Partnership's profits, a return (on an annualized basis) equal to ten percent (10%) of the Purchase Price (without taking into account any adjustments or prorations contemplated by this Agreement). In order to defray the costs relating to such guaranty, until the earlier of (i) the Giant Commencement Date, and (ii) December 31, 2001, Selbridge shall be entitled to receive one hundred (100%) percent of the cash flow received by the Partnership from the Property.

         (c) The provisions of this Section 11.3 shall survive the Closing.

         SECTION 12.  [Intentionally Omitted].

         SECTION 13. [Intentionally Omitted].

         SECTION 14. NOTICES. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given, if in writing and, unless otherwise specified herein, and (a) upon delivery, if delivered in person or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three
(3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

                           To Seller:
                           ---------

                           c/o Brentway Management LLC
                           44 South Bayles Avenue
                           Port Washington, New York 11050
                           Facsimile:       516/767-6497
                           Telephone:       516/883-5577

                           With a Copy To:
                           --------------

                           Nikolaus & Hohenadel, LLP
                           212 North Queen Street
                           Lancaster, Pennsylavnia 17603
                           Attention:       Richard Greiner, Esq.
                           Facsimile:       717/299-1811
                           Telephone:       717/299-3726



                           To Buyer:
                           --------

                           c/o Uni-Invest (U.S.A.), Ltd.
                           44 South Bayles Avenue
                           Port Washington, New York 11050
                           Attention:       Ms. Brenda Walker
                           Facsimile:       516/767-6497
                           Telephone:       516/883-5577


                           With a Copy To:
                           --------------

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038
                           Attention:       Peter A. Miller
                           Facsimile:       212/806-6006
                           Telephone:       212/806-5466

         SECTION 15. OPTION. (a) The parties acknowledge that following the sale by Selbridge to Buyer of Selbridge's portion of the Conveyed Interests, Selbridge shall remain the owner of Partnership Interests constituting fifty (50%) percent of the Partnership. Selbridge does hereby irrevocably grant and convey to Buyer the exclusive right and option (the "Option") to purchase from Selbridge, in a single or successive transactions, a portion of such retained Partnership Interests in an amount equal to up to thirty-nine (39%) percent of the Partnership (the "Option Interests"), in the manner hereinafter set forth.

                  (b) For such time as the Partnership remains in existence and continues to operate its business, Buyer shall have the right to exercise the Option. If Buyer elects to exercise the Option, written notice of such election, shall be given by Buyer to Selbridge (the date of such notice, hereinafter referred to as an "Exercise Date"). Such written notice shall specify the amount (the "Exercised Portion") of the Option Interests which Buyer elects, at such time, to acquire. The closing of the purchase and sale of Option Interests in connection with the exercise of the Option (the "Option Closing Date") shall be on a Business Day reasonably acceptable to Purchaser and Seller not less than fifteen (15) and more than thirty (30) days after the applicable Exercise Date.

                  (c) If the Option shall be exercised in accordance with the terms of this Agreement, Buyer and Selbridge shall, at or prior to the Option Closing Date, enter into an Option Interest Contract (as that term is hereinafter defined). On the Option Closing Date (or, if applicable, on each Option Closing Date), Selbridge shall sell and transfer to Buyer and Buyer shall acquire from Selbridge, the Exercised Portion, in accordance with the terms of the Option Interest Contract. The cash purchase price for the Exercised Portion shall be a dollar amount equal to (i) ten (10) times the net operating income of the Partnership for the fiscal year of the Partnership immediately preceding the year in which the Exercise Date occurs, minus (ii) the then outstanding principal amount of the Mortgage or other mortgage debt encumbering the Property, multiplied by (iii) the percentage of the entire Partnership Interests comprised by the Exercised Portion.

                  (d) The term "Option Interest Contract" shall mean a purchase and sale agreement, between Selbridge, as seller, and Buyer, as purchaser, in materially the same form as this Agreement, except to the extent (i) any other provisions of this Agreement are in conflict with this Section 15, or (ii) are inapplicable to the conveyance of the Exercised Portion.

                  (e) Selbridge shall, within ten (10) days of a written request made by Buyer, provide to Buyer, in form suitable for recordation in Dauphin County Pennsylvania (and satisfying all applicable statutory requirements), a memorandum of the Option, which may be recorded by Buyer at its sole cost and expense.

                  (f) The provisions of this Section 15 shall survive the Closing.

         SECTION 16. MISCELLANEOUS (a) Buyer and Seller each warrant and represent to the other that SKR Management Corp.(the "Broker") is the sole broker involved in the negotiation and consummation of this transaction. Buyer and Seller each agree to indemnify and hold the other harmless, and defend the other from and against any claim, loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees) resulting from the claims of any other broker that shall involve a breach of the foregoing warranty and representation. Seller agrees to pay the commission of the Broker pursuant to a separate agreement. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

                  (b) This Agreement shall be construed and enforced in accordance with the laws of the State of Pennsylvania, without giving effect to principles of conflicts of law.

                  (c) The parties hereto agree that all representations, warranties, covenants, indemnifications, conditions and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the Closing for a period of six (6) months from the Closing or earlier termination of this Agreement, provided, however Sections 11.2, 11.3, 15 and 16(a) hereof shall survive the Closing without regard to such six (6) month limitation. [In the event that either party commences an action against the other, the damages payable shall not exceed Five Hundred Thousand Dollars ($500,000.00)].

                  (d) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

                  (e) This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on the date hereof or subsequent hereto, duly set forth in writing signed by each party which is to be bound thereby. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Exhibit or Schedule. This Agreement (including the Exhibits and Schedules hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

                  (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by Seller except with the prior written consent of Buyer, which can be withheld in Buyer's sole discretion. This Agreement may not be assigned by Buyer except with the prior written consent of Seller, which can be withheld in Seller's sole discretion. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

                  (g) Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

                  (h) The headings in the sections, paragraphs, and Exhibits and Schedules of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein," "hereof," "hereto" and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (i) If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  (j) This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement.

                  (k) No failure or delay of any party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.


                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                        SELLER:

                                        SELBRIDGE CORP.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ----------------------------------------
                                        LEO S. ULLMAN


                                        BUYER:

                                        THE POINT SHOPPING CENTER LLC

                                        By: Uni-Invest (U.S.A.)Partnership, L.P.

                                        By: Uni-Invest (U.S.A.), Ltd.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                                    ---------
                                     (Land)


TRACT NO. 1
-----------
         ALL THAT CERTAIN lot or piece of ground located an the southern side-of relocated Union Deposit Road, L.R. 22008, Lower Paxton Township, Dauphin County, Pennsylvania, more particularly described as follows:

         BEGINNING at a point at the intersection of 'the eastern right-of-way line of Ramp "D" of Interstate, Route 83 (said ramp extending tram the Eastern side of Route 83 to the southern side of relocated Union Deposit Road) and the southern right-of-way line of relocated Union Deposit Road, L. R. 22008, said point being 90 feet South of the center line of the said relocated Union Deposit Road, L. R. 22008; thence along said southern right-of-way line of said relocated Union Deposit Road, North 84 degrees 18 minutes East, a distance of
256.10 feet to a point on said right-of-way line: thence by the same North 5 degrees 42 minutes West, a distance of 20 feet to a point an said right-of-way line; thence by the same North 84 degrees 18 minutes East a distance of 318.46 feet to a point on line of other lands of Union Deposit Corp.; thence by said last lands, South 3 degrees 44 minutes 15 seconds East a distance of 421.03 feet to a point; thence by same South 84 degrees 18 minutes West, a distance of
569.29 feet to a point an the eastern right-of-way line of said Ramp "D"; thence along the same North 3 degrees 44 minutes 15 seconds West a distance of 39.66 feet to a point; thence by the same South 86 degrees 15 minutes 45 seconds West, a distance of 30 feet to a point; thence by the same North 3 degrees 44 minutes 15 seconds West, a distance of 308.64 feet to a point; thence by the same North 22 degrees 4 minutes 13 seconds East, a distance of 58.39 feet to a point, the place of BEGINNING.

         CONTAINING 5.62 acres of land.

         AS MORE PARTICULARLY SHOWN on the Plan of Property of Union Deposit Corporation prepared by D. P. Raffensperger Associates, Engineers and Surveyors, dated June 25, 1973.

TRACT NO. 2
-----------
         ALL that certain lot or piece of ground located in Lower Paxton Township, Dauphin County, Pennsylvania, more fully bounded and described as follows:

         BEGINNING at the northwest corner of East Park Drive and Fast Park Circle; thence along the northern line of East Park Circle South 84 degrees 18 minutes West a distance of 315.07 feet to a ' point; thence along same by a curve to the left having a radius of 50 feet for an arc distance of 124.90 feet to a point; thence along lands of Burr-Penn, South 84 degrees 18 minutes West a distance of 207.90 feet to a point on the eastern line of Ramp "D" (L.R. 768-6); thence along same North 19 degrees 20 minutes West, a distance of 133.55 feet to a point; thence along same by a curve to the right having a radius of 2,794.83 feet for an arc distance of 103.41 feet to a point; thence along same North 72 degrees 4.7 minutes 12 seconds East, a distance of 10 feet to a point; thence along same by a curve to the right having a radius of 2,784.83 feet for an arc length of 73-35 feet to a point; thence along same North 15 degrees 42 minutes

15 seconds West, a distance of 85.34 feet to a point on same; thence along lands now or formerly of Westminster Shopping Centers, Inc., North 46 degrees 52 minutes 21 seconds East a distance of 375.89 feet to a point; thence along same North 48 degrees 18 minutes 36 seconds East a distance of 427.18 feet to a point; thence along same North 84 degrees 18 minutes East a distance of 287.49 feet to a point; thence along the western line of East Park Drive, south 11 degrees 56 minutes 37 seconds West, a distance of 685.75 feet to a point; thence along same by a curve to the left having a radius of 848.51 feet for an arc distance of 184.86 feet to the place of BEGINNING.

         CONTAINING 11.76 acres of land.

         AS MORE PARTICULARLY SHOWN on the Plan of Property for Alexander Boyd prepared by D.P. Raffensperger Associates, Engineers and Surveyors, dated June 25, 1973.


TRACT NO. 3
-----------
         ALL that certain lot or piece of ground located in Lower Paxton Township, Dauphin County, Pennsylvania, more particularly bounded and described as follows:

         BEGINNING at a point a n the eastern right-of-way line of Ramp "D" of Legislative Route No. 768-6 at lands now or formerly of Union Deposit mail Equities Limited Partnership; thence along lands now or formerly of Union Deposit Hall Equities Limited Partnership North 84 degrees 18 minutes East
569.29 feet to a point; thence along same North 3 degrees 44 minutes 15 seconds West 421.03 feet to a point on the southern right-of-way line of relocated Legislative Route No. 22008; thence along said right-of-way .North 84 degrees 18 minutes East 231.54 feet to a point; thence along same South 5 degrees 42 minutes East 20 feet to a point; thence along same North 84 degrees 18 minutes East 5.76 feet to a point at lands of Union Deposit Corporation; thence along lands of the same South 3 degrees 44 minutes 15 seconds East 175.10 feet to a point; thence along same North 84 degrees 18 minutes East 198.59 feet to a point on the western line of East Park Drive (60 feet wide); thence along said western line, South 11 degrees 56 minutes 37 seconds West 236.93 feet to a point at lands now or formerly of Westminster Shopping Centers, Inc.; thence along same South 84 degrees 18 minutes West 287.49 feet to a point; thence along same South 46 degrees 427.18 feet to a point; thence along same South 46 degrees 52 minutes 21 seconds West 375.89 feet to a point on the eastern right-of-way line of Ramp "D" aforesaid; thence along said right-of-way line North 15 degrees 42 minutes 15 seconds West 181.16 feet to a point; thence along same by a curve to the right having a radius of 875.37 feet for an arc length of 146.46 feet to a point; thence along same North 84 degrees 52 minutes 55 seconds Fast 30 feet to a point; thence along same by a curve to the right having a radius of 845.37 feet for an arc length of 35.12 feet to a point; thence along same North 3 degrees 44 minutes 15 seconds West 120.65 feet to the place of BEGINNING.

        CONTAINING 6.90 acres of land.

         AS MORE PARTICULARLY SHOWN an the Plan of Property for Union Deposit Corporation prepared by D.P. Raffensperger Associates, Engineers and Surveyors, dated June 25, 1973.

                                    EXHIBIT B
                                    ---------
                        (Additional Exceptions to Title)


1. Rights granted to Pennsylvania Power and Light Company in Misc. Book R, Volume 13, Page 532.

2. Rights granted to Bell Telephone Company in Misc. Book Y, Volume 13, Page 321 and Record Book 388, Page 126.

3. Subject to conditions on Plan of Survey prepared by D.P. Raffensperger Associates, Engineers and Surveyors, dated June 25, 1973 :

     (a)  15 foot wide drainage easement along the western side of Tract No. 3

     (b) 20 foot by 20 foot easement for Shell Oil Company (now Gulf Oil) sign along the western side of Tract No. 2

     (c) Subject to limited access along Union Deposit Road (L.R. 22008) and Ramp "O" (L.R. 768-6).

4. Deed of Dedication: Union Deposit Corporation, DDV Real Estate Corporation of Pennsylvania, and Alexander Boyd and Anna E. Boyd, his wife, and Lower Paxton Township Authority, dated March 23, 1970 and recorded in Misc. Book K, Volume 13, Page 343.

5. Memorandum of Lease between Union Deposit Mall Equities Limited Partnership (landlord) and J.C. Penney Company, Inc. (Tenant) dated May 30, 1972 and recorded in Misc. Book N, Volume 14, Page 58.

6. Memorandum of Lease: Union Deposit Mall Equities Limited Partnership to Sameric Corp. of Union Deposit Mall recorded in Misc. Book G, Volume 16, Page 696.

7. Memorandum of Lease: Marathon Shopping Center Assoc. to J & J Burger, Inc. dated July 10, 1986 and recorded July 21, 1986 in Record Book 787, Page 429.

8. Reservations and conditions and sign easement as set forth in Record Book 212, Page 544 and Record Book 212, Page 550.

9. Memorandum of Third Amendment of Lease: The Point Associates and Denny's, Inc. dated September 12, 1991 and recorded October 18, 1991 in Record Book 1643, Page 61.

10. Conditions shown on Survey by Robert L. Reed, L.S. of Reed Engineering, Inc. dated November & December, 1988, revised January, 1989, last revised July, 1994.

11. Memorandum of Lease to Staples, Inc. recorded December 22, 1997 in Record Book 3000, Page 545.

                                    EXHIBIT C
                                    ---------
              (Assignment and Assumption of Partnership Interests)

                ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST


         THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST is made as of the _____ day of June, 2000, by and between SELBRIDGE CORP. ("Assignor"), a Delaware corporation having an office c/o Brentway Management, 44 South Bayles Avenue, Port Washington, New York 11050 and THE POINT SHOPPING CENTER LLC ("Assignee"), a Delaware limited liability company having an office c/o Brentway Management, 44 South Bayles Avenue, Port Washington, New York 11050.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Assignor is the general partner of The Point Associates, L.P. (the "Partnership"), a Pennsylvania limited partnership, pursuant to the terms of that certain First Amended and Restated Agreement of Limited Partnership, dated as of June 29, 1992, as previously amended by First Amendment to the First Amended and Restated Agreement of Limited Partnership, dated as of June 29, 1992, Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership, dated as of March __, 1998, Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership, dated as of January 12, 1999 (collectively, the "Partnership Agreement";

         WHEREAS, Assignor desires to assign and transfer to Assignee, and Assignee desires to receive from Assignor, a 42% partnership interest in the Partnership (the "Assigned Interest").

         WHEREAS, Simultaneously herewith, the Partnership Agreement is being amended by that certain Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership ("Amendment No. 3"), which Amendment No. 3, among other things, contemplates the assignment and transfer of the Assigned Interest.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

                  1. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth with respect thereto in the Partnership Agreement.

                  2. As of the date hereof Assignor hereby assigns, transfers, and sets over to Assignee all of Assignor's right, title and interest in and to the Assigned Interest, including, without limitation (i) all right, title and interest of Assignor from time to time in and to the Partnership, (ii) all right, title and interest of Assignor pursuant to the Partnership Agreement from time to time in and to all real and personal property and every other right, however characterized, now or hereafter held by the Partnership and (iii) all of Assignor's respective claims, rights, powers, privileges, security interests, liens and remedies under the Partnership Agreement free of all liens, claims and encumbrances.

                  3. The parties hereto agree that the consideration paid by Assignee to Assignor for the Assigned Interest shall have the value set forth in Schedule A of that certain Agreement for Purchase and Sale of Partnership Interests, of even date herewith, between Assignor and Leo S. Ullman, collectively, as seller, and Assignee, as purchaser.

                  TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

                  4. Assignee does hereby assume and agree to perform from and after the date hereof all of the terms, covenants and conditions on the part of Assignee to be performed pursuant to the Partnership Agreement.

                  5. The provisions of this Assignment shall be binding upon Assignor, its successors and assigns, and all persons claiming by, under or through Assignor or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

                  6. This Assignment shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    ASSIGNOR:

                                    SELBRIDGE CORP.

                                    By: __________________________
                                    Name:
                                    Title:

                                    ASSIGNEE:

                                    THE POINT SHOPPING CENTER LLC

                                    By: Uni-Invest (U.S.A.)Partnership, L.P.

                                    By:  Uni-Invest (U.S.A.), Ltd.

                                    By:  _________________________
                                    Name:
                                    Title:

                ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST


         THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST is made as of the _____ day of June, 2000, by and between LEO S. ULLMAN ("Assignor"), an individual, having an office c/o Brentway Management, 44 South Bayles Avenue, Port Washington, New York 11050 and THE POINT SHOPPING CENTER LLC ("Assignee"), a Delaware limited liability company having an office c/o Brentway Management, 44 South Bayles Avenue, Port Washington, New York 11050.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Assignor is the limited partner of The Point Associates, L.P. (the "Partnership"), a Pennsylvania limited partnership, pursuant to the terms of that certain First Amended and Restated Agreement of Limited Partnership, dated as of June 29, 1992, as previously amended by First Amendment to the First Amended and Restated Agreement of Limited Partnership, dated as of June 29, 1992, Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership, dated as of March __, 1998, Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership, dated as of January 12, 1999 (collectively, the "Partnership Agreement";

         WHEREAS, Assignor desires to assign and transfer to Assignee, and Assignee desires to receive from Assignor, an 8% partnership interest in the Partnership (the "Assigned Interest").

         WHEREAS, Simultaneously herewith, the Partnership Agreement is being amended by that certain Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership ("Amendment No. 3"), which Amendment No. 3, among other things, contemplates the assignment and transfer of the Assigned Interest.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

                  7. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth with respect thereto in the Partnership Agreement.

                  8. As of the date hereof Assignor hereby assigns, transfers, and sets over to Assignee all of Assignor's right, title and interest in and to the Assigned Interest, including, without limitation (i) all right, title and interest of Assignor from time to time in and to the Partnership, (ii) all right, title and interest of Assignor pursuant to the Partnership Agreement from time to time in and to all real and personal property and every other right, however characterized, now or hereafter held by the Partnership and (iii) all of Assignor's respective claims, rights, powers, privileges, security interests, liens and remedies under the Partnership Agreement free of all liens, claims and encumbrances.

                  9. The parties hereto agree that the consideration paid by Assignee to Assignor for the Assigned Interest shall have the value set forth in Schedule A of that certain Agreement for Purchase and Sale of Partnership Interests, of even date herewith, between Assignor and Selbridge Corp., collectively, as seller, and Assignee, as purchaser.

                  TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

                  10. Assignee does hereby assume and agree to perform from and after the date hereof all of the terms, covenants and conditions on the part of Assignee to be performed pursuant to the Partnership Agreement.

                  11. The provisions of this Assignment shall be binding upon Assignor, its successors and assigns, and all persons claiming by, under or through Assignor or any such successor or assign, and shall inure to the benefit of and be enforceable by Assignee and its successors and assigns.

                  12. This Assignment shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    ASSIGNOR:

                                    ________________________________
                                    Leo S. Ullman

                                    ASSIGNEE:

                                    THE POINT SHOPPING CENTER LLC

                                    By: Uni-Invest (U.S.A.)Partnership, L.P.

                                    By:  Uni-Invest (U.S.A.), Ltd.

                                    By:  ___________________________
                                    Name:
                                    Title:

                                    EXHIBIT D
                                    ---------
                            (Lender Escrows/Reserves)

                                    EXHIBIT E
                                    ---------
                       (Method for Certain Apportionments)

                                    EXHIBIT F
                                    ---------
                             (Partnership Agreement)

                                    EXHIBIT G
                                    ---------
                                 (Tenant Leases)

                                    EXHIBIT H
                                    ---------
                                   (Rent Roll)

                                    EXHIBIT I
                                    ---------
                             (Operating Agreements)

                                    EXHIBIT J
                                    ---------
                         (Unpaid Brokerage Commissions)

Brokerage commissions relating any unexercised options granted to the respective Tenants in any of the Tenant Leases.

                                    EXHIBIT K
                                    ---------
                             (Estoppel Certificate)

                              ESTOPPEL CERTIFICATE
                              --------------------

         The following terms as used in this Certificate have the meanings defined below.

Building:                               The Point Shopping Center, Dauphin County, Pennsylvania

Tenant:

Landlord:                               THE POINT ASSOCIATES, L.P.

Lease:


Premises:                               Shall mean the premises leased pursuant to the Lease which include
                                        _______rentable square feet, located on floor(s) _____ and known as _____.

Current Monthly                         $[_____]per month ("Rent"), payable in equal monthly installments, plus any
Rent:                                   common area charges, taxes, and other stipulated charges as specified in the
                                        Lease to be payable.

Term Commencement Date:

Term Expiration Date:

Security Deposit:

Tenant's Address for Notices:
Extension/Renewal Rights:
Expansion Rights:


         Landlord and Tenant are parties to the Lease as defined above; and pursuant thereto, Tenant hereby agrees and certifies to Landlord, to any purchaser of the Premises as successor landlord to Landlord under the Lease, and to any of such purchaser's lenders, as follows.

         1. The Lease is the only and entire agreement between Tenant and Landlord affecting the Premises, and the Lease has not been assigned, amended, modified, changed, altered or supplemented, except as specified on page 1 of this Certificate and Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with leasing the Premises other than as set forth in the Lease.

         2. The Lease is valid and in full force and effect. There are no defaults thereunder by Tenant (or to the best of Tenant's knowledge, by Landlord), nor are there any conditions which with the passage of time or giving of notice or both would become a default under the Lease. Tenant has no defense(s) or counterclaim(s) against Landlord arising out of, or in any way relating to, the Lease.

         3. No rental payments, common area charges, taxes, deposits or other stipulated Tenant payments under the Lease have been prepaid except as provided by the Lease, except for Rent payments which have been paid not more than thirty (30) days in advance. There are no set-offs or credits against or rights to withhold future accruing Rents. The amount of any Security Deposit held by Landlord is as specified on page 1 of this Certificate.

         4. The Current Monthly Rent payable under the Lease is as specified on page 1 of this Certificate and has been paid through _________. Tenant is currently obligated under the Lease to pay the following as additional rent: _________________________.

         5. Tenant is in full and complete possession of the Premises pursuant to the terms of the Lease, and the Term Commencement Date and the Term Expiration Date are as specified on page 1 of this Certificate. Tenant's obligation to pay Rent has also commenced. There are no Tenant options or rights to extend or renew the Tenant's leasehold or to expand the Premises except as set forth in the Lease as specified on page 1 of this Certificate. Tenant has no right or option to purchase the Building or the Premises.

         6. The Premises, including all improvements, appurtenances and common areas to be constructed by Landlord pursuant to the Lease satisfy the requirements of the Lease and have been accepted and approved in all respects by Tenant, and are open for the use of Tenant.

         7. Tenant acknowledges that Tenant's address for notices to be given pursuant to the Lease is as specified on page 1 of this Certificate.

         8. Upon Tenant's receiving notice under the Lease from Landlord that another person has acquired the Building from Landlord, Tenant shall recognize such person as successor landlord under the Lease.

         Executed to be effective this ____ day of __________, 2000.

                                     Tenant:



                                     By:________________________________
                                        Name:
                                        Title:

                                   SCHEDULE A
                                   -----------
                 (Partnership Interests and Conveyed Interests)


                  Percentage of Interest             Percentage of Interest in
                      in Partnership                 Partnership to be conveyed
                  ----------------------             --------------------------

Selbridge                 92%                                  42%

Ullman                     8%                                   8%





                Allocated Percentage of adjusted Purchase Price
                -----------------------------------------------

Selbridge                           84%

Ullman                              16%

                                  AGREEMENT FOR

                                PURCHASE AND SALE

                            OF PARTNERSHIP INTERESTS


                                      among


           SELBRIDGE CORP. AND LEO S. ULLMAN, collectively, as Seller


                                       AND


                    THE POINT SHOPPING CENTER, LLC, as Buyer


                            Dated: as of July 1, 2000